EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Molina Healthcare, Inc. 2000 Omnibus Stock and Incentive Plan, 2002 Equity Incentive Plan and 2002 Employee Stock Purchase Plan, of our report dated January 30, 2004, with respect to the consolidated financial statements of Molina Healthcare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/    ERNST & YOUNG LLP

Los Angeles, California

February 13, 2004